Exhibit 5.1

FST Corp.	D:	+852 3656 6054
89 Nexus Way, Camana Bay	E:	nathan.powell@ogier.com
Grand Cayman, KY1-9009	D:	+852 3656 6061
Cayman Islands	E:	florence.chan@ogier.com

	Reference:	FYC/AGC/517875.00001

28 May 2026

Dear Sirs

FST Corp. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Securities Act) on or about the date hereof. The Registration Statement relates to the proposed offering and sale from time to time, as set forth in the Registration Statement and the prospectus contained therein (the Prospectus), of the following securities (the Securities) with an aggregate offering proceed of up to US$100,000,000:

(a)	ordinary shares of US$0.0001 par value each (the Ordinary Shares);

(b)	debt securities (the Debt Securities) to be issued pursuant to the applicable indentures (the Indenture) or similar agreement to be entered into by the Company and the trustees named therein (together with the Indentures, the Debt Documents);

(c)	warrants to subscribe for the Company's debts or equity securities or securities of third parties or other rights or any combination of the foregoing (the Warrants) issuable pursuant to the applicable warrant agreement (the Warrant Agreement) and the warrant certificate (the Warrant Certificate, and together with the Warrant Agreement, the Warrant Documents) to be entered into by the Company and the warrant agents;

(d)	rights to subscribe for the Company's equity securities (the Rights) to be issued pursuant to the applicable rights agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Rights Agreement) and the rights certificate (the Rights Certificate, and together with the Rights Agreement, the Rights Documents) to be issued by the Company; and/or

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(e)	units comprising one or more of the Company's rights, purchase contracts, warrants, debts securities or any combination of such securities (the Units) to be issued pursuant to a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Agreement) and unit certificate (the Unit Certificate, and together with the Unit Agreement, the Unit Documents) to be issued by the Company.

The Debt Documents, the Warrant Documents, the Rights Documents, and the Unit Documents are collectively referred to as the Issuance Documents.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Securities Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issuance of the Securities.

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents Examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 24 November 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on 27 December 2024 and effective on 27 December 2024 (the Memorandum and Articles);

(c)	the certificate of good standing dated 27 April 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company dated 21 January 2025 (the ROD);

(e)	the shareholder list of the Company as at 12 May 2026 provided to us by the Company on 27 May 2026 (the ROM, and together with the ROD, the Registers);

(f)	the certificate from a director of the Company dated 28 May 2026 as to certain matters of fact (the Director's Certificate);

(g)	the written resolutions of directors of the Company dated 26 May 2026 approving, among other things, the issuance of Securities and the Registration Statement (the Board Resolutions); and

(k)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director's Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the offering of the Securities and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the offering of the Securities and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company's property or assets;

(h)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;

(i)	the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

(j)	each Issuance Document will be duly authorised and executed and unconditionally delivered by an authorised person for and on behalf of all relevant parties (including the board of directors of the Company (the Board)) in accordance with all relevant laws;

(k)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(l)	the Issuance Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws(the Relevant Law) (other than, with respect to the Company, the laws of the Cayman Islands);

(m)	the choice of the Relevant Law as the governing law of the Issuance Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

(n)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities and none of the Securities have been offered or issued to residents of the Cayman Islands;

(o)	all necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive Issuance Documents or similar definitive agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(p)	no monies paid to or for the account of any party under the Issuance Documents or any property received or disposed of by any party to the appliable Issuance Documents in each case in connection with the Issuance Documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively);

(a)	the Debt Securities, Warrants, Rights and Units will respectively be issued and authenticated as required in accordance with the provisions of duly authorised, executed and delivered applicable Issuance Documents and the Debt Securities, Warrants, Rights and Units will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands);

(b)	upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(c)	the Company is, and after the issuance (where applicable) of the Securities, will be able to pay its liabilities as they fall due; and

(d)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate Status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each.

Valid Issuance of Ordinary Shares

(c)	With respect to the Ordinary Shares to be issued, excluding the Underlying Shares (as defined below), when,

(i)	the Board has taken all necessary corporate actions to authorise and approve the issuance and allotment of the Ordinary Shares, the terms of the issuance and offering of the Ordinary Shares and any other related matters;

(ii)	issued by the Company in accordance with the memorandum and articles of association of the Company then in effect, the Board Resolutions and any applicable definitive purchase, underwriting or similar transaction agreements to be approved by the Board,

(iii)	the payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made in full and such issuance of Ordinary Shares has been duly registered in the register of members of the Company reflecting as fully paid shares, the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(d)	With respect to the Ordinary Shares issuable pursuant to the Debt Securities, Warrants, Rights and Units (the Underlying Shares), in each case when the Debt Securities, Warrants, Rights and/or Units are exercisable under the terms of the applicable definitive Issuance Documents approved by the Board as referred to within the Registration Statement, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the issuance and allotment of the Underlying Shares, the execution of the relevant Issuance Documents, and any other related matters;

(ii)	the relevant Issuance Documents have been duly exercised on behalf of the Company, countersigned and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement, any relevant prospectus supplement and the then effective memorandum and articles of association of the Company;

(iii)	issued by the Company in accordance with the terms of such Debt Securities, Warrants, Rights and Units (as the case may be), the memorandum and articles of association then in effect and the instrument governing such securities providing for such conversion, exchange, redemption, repurchase or exercise for Underlying Shares, as approved by the Board, and

(iv)	once payment of the consideration specified therein as approved by the Board (being not less than the par value of the Underlying Shares) has been made in full and such issuance of Underlying Shares has been duly registered in the register of members of the Company reflecting as fully paid shares, the Underlying Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance execution or performance of the Company's obligations under the Registration Statement or Definitive Agreements will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing Law of this Opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to our firm under the heading “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

Ogier